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                                                                    EXHIBIT 99.3

                       FIRST AMENDMENT TO FOURTH AMENDED
                         AND RESTATED CREDIT AGREEMENT



     THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") is made as of the 20th day of June, 2000, by and among Charles E. Smith Residential Realty L.P., a Delaware limited partnership (the "Borrower"), PNC Bank, National Association, as Administrative Agent and as a Bank, Bank of America, N.A., as Syndication Agent and as a Bank, U.S. Bank National Association, as Documentation Agent and as a Bank, and the other Banks which are parties to the Agreement (as hereinafter defined).

                             W I T N E S S E T H:

     WHEREAS, as of November 20, 1998, the above-referenced parties entered into the Fourth Amended and Restated Credit Agreement (the "Agreement") which provides for a $185,000,000 unsecured revolving line of credit to be made available by the Banks to the Borrower; and

     WHEREAS, the parties have agreed to amend the Agreement to reflect certain matters which have been agreed to by the parties, including, without limitation, a modification to the covenant contained in Section 5.8(f) of the Agreement.

     NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, and intending to be legally bound hereby, covenant and agree as follows:

     1. All capitalized terms employed herein shall have the meanings ascribed thereto in the Agreement unless defined to the contrary herein.

     2. Section 5.8(f) of the Agreement is hereby amended to provide in full as follows, effective for the period from April 1, 2000, through September 30, 2000:

          (f)  Distributions.
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               (i)  Subject to Section 5.8(f)(ii) below, aggregate distributions to holders of all common and preferred OP Units of Borrower shall not exceed the greater of (i) ninety-percent (90%) of Funds from Operations, for the four (4) consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter, or
(ii) the minimum amount that must be distributed to all partners of Borrower so that CESRRI will receive sufficient distributions to enable it to
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distribute to its shareholders the amount required to remain qualified as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto).

          For purpose of this Section 5.8, the term "distributions" shall mean and include all dividends and other distributions to, and the repurchase of stock or limited partnership interests from, the holder of any equity interests in Borrower or CESRRI. Notwithstanding the above, distributions shall not include payments of cash in connection with the redemption or repurchase of OP Units where the Borrower is obligated to any Person (other than CESRRI) to do so in accordance with the provisions of Borrower's limited partnership agreement or the purchase of stock for the purpose of obtaining the consideration to be provided to a Person transferring a Property to the Borrower or a Consolidated Subsidiary where the market price of such stock is below the value attributed to such stock in the purchase agreement.

               (ii) Aggregate distributions during the continuance of any Event of Default shall not exceed the amount described in clause (ii) of Section 5.8(f)(i) above, provided that the parties hereto expressly acknowledge that this Section 5.8(f)(ii) shall in no event limit or restrict in any way any of Administrative Agent's or any Bank's rights, remedies or recourse under this Agreement or any other Loan Document.

     3. Effective on October 1, 2000, the foregoing amendment to Section 5.8(f) of the Agreement shall be rescinded and thereafter Section 5.8(f) shall be reinstated in its form as contained in the Agreement as originally executed.

     4. Borrower represents and warrants that the representations and warranties contained in Article IV of the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date. Borrower certifies that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

     5. Except as specifically modified herein, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     6. The term "Agreement" as used in the Agreement, the other Loan Documents and any other instrument, document or writing furnished to the Administrative Agent or the Banks by the Borrower shall mean the Agreement as hereby amended.

     7. This Amendment may be executed by the parties hereto in multiple counterparts, and, when so executed by all of the parties, such multiple counterparts shall be deemed to constitute a single, integrated agreement.

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     8.   This Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (provided, however, that no party may assign its rights hereunder except in accordance with the Agreement); (b) may be modified only in accordance with the Agreement; (c) shall be governed and construed in accordance with the laws of the Commonwealth of Virginia; and (d) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                         CHARLES E. SMITH RESIDENTIAL REALTY L.P., a Delaware limited partnership

                         By: Charles E. Smith Residential Realty, Inc., a Maryland corporation, its general partner

                              By: ________________________________
                                  W.D. Minami,
                                  Executive Vice President and
                                  Chief Financial Officer

                         PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Bank

                         By:______________________________________
                            Name:_________________________________
                            Title:________________________________

                         BANK OF AMERICA, N.A, as Syndication
                         Agent and as a Bank

                         By:______________________________________
                            Name:_________________________________
                            Title:________________________________

                         U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank

                         By:______________________________________
                            Name:_________________________________
                            Title:________________________________

                         FLEET NATIONAL BANK

                         By:______________________________________
                            Name:_________________________________
                            Title:________________________________

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                         ALLFIRST BANK


                         By:_______________________________________
                            Name:__________________________________
                            Title:_________________________________

                         CHEVY CHASE BANK, F.S.B.


                         By:_______________________________________
                            Name:__________________________________
                            Title:_________________________________

                         FIRST UNION NATIONAL BANK


                         By:_______________________________________
                            Name:__________________________________
                            Title:_________________________________

                         COMMERZBANK AKTIENGESELLSCHAFT,
                         NEW YORK BRANCH

                         By:_______________________________________
                            Name:__________________________________
                            Title:_________________________________

                         SUNTRUST BANK, successor in
                         interest to CRESTAR BANK


                         By:_______________________________________
                            Name:__________________________________
                            Title:_________________________________

                         THE CHASE MANHATTAN BANK


                         By:_______________________________________

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                            Name:__________________________________
                            Title:_________________________________

                                    CONSENT


     The undersigned, having executed and delivered the Joinder attached to the Fourth Amended and Restated Credit Agreement referenced in the foregoing First Amendment to Fourth Amended and Restated Credit Agreement, hereby consents to the First Amendment to Fourth Amended and Restated Credit Agreement and to the amendments to the Fourth Amended and Restated Credit Agreement contained therein, and hereby ratifies and confirms the undersigned's obligations under the Joinder.

                         CHARLES E. SMITH RESIDENTIAL REALTY, INC., a Maryland corporation


                         By:_____________________________________
                                    W.D. Minami
                             Executive Vice President and
                             Chief Financial Officer

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